UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Repricing of Designated Underwater Options

On October 17, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NGM Biopharmaceuticals, Inc. (the “Company”) approved an option repricing, which will be effective on the second business day following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Effective Date”). The repricing generally applies to options to purchase shares of the Company’s common stock that: (i) were granted under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) or the Company’s Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan” and collectively with the 2008 Plan, the “Plans”); (ii) as of the Effective Date, are held by the Company’s then-current employees (subject to the caveat below); and (iii) have an exercise price per share greater than $5.00 (taking into consideration the exception described below, the “Eligible Options”). The Eligible Options include underwater options held by each of David J. Woodhouse, Ph. D., the Company’s Chief Executive Officer (options to purchase 2,449,846 shares with original exercise prices ranging from $7.54 to $31.93), Hsiao D. Lieu, M.D., Executive Vice President and Chief Medical Officer of the Company (options to purchase 615,000 shares with original exercise prices ranging from $5.36 to $31.93) and Valerie Pierce, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company (options to purchase 450,000 shares with original exercise prices ranging from $13.42 to $31.93), but exclude underwater options of Siobhan Nolan Mangini who, as previously announced by the Company, is stepping down as President and Chief Financial Officer on December 1, 2023. Options held by non-employee members of the Board are not eligible for the repricing.

As of the Effective Date, the Eligible Options will be immediately repriced such that the exercise price per share for such options will be reduced to the closing price of the Company’s common stock on the Effective Date, subject to certain retention requirements outlined below. If an employee exercises an Eligible Option in advance of the end of the relevant Retention Period (as defined below), such employee will be required to pay a premium exercise price equal to the original exercise price per share of such Eligible Option. There will be no changes to the number of shares underlying the Eligible Options or to the vesting schedules or expiration dates of the Eligible Options.

In order to exercise the Eligible Options at the reduced exercise price, holders of the Eligible Options are required to remain in service with the Company through the end of the relevant Retention Period (as hereinafter defined). The “Retention Period” begins on the Effective Date and ends on the earliest of the following: (i) the date 12 months (or, in the case of Eligible Options held by Dr. Woodhouse that are unvested as of the Effective Date, 18 months) following the Effective Date; (ii) a Change in Control (as defined in the applicable Plan) if the Eligible Option is not assumed or continued by the successor or acquiror entity (or its parent company) in such Change in Control or substituted for a similar award of the successor or acquiror entity (or its parent company); and (iii) the optionholder’s Qualifying Termination (as hereinafter defined). A “Qualifying Termination” for purposes of the repricing means the applicable optionholder’s termination of Continuous Service (as defined in the applicable Plan) (i) due to such individual’s death or Disability (as defined in the applicable Plan), (ii) by the Company (or successor entity in a Change in Control) other than for Cause (as defined in the applicable Plan) or (iii) due to such individual’s resignation on or following a Change in Control under certain circumstances constituting “Good Reason.” “Good Reason” is defined as set forth in the employee’s offer letter or other written agreement with the Company, or in the absence of such definition, generally means such employee’s resignation upon a substantial reduction of base salary or a relocation of such employee’s principal place of employment, after complying with a specified notice and cure period.

The Committee approved the repricing after multiple meetings, careful consideration of various alternatives and a review of other applicable factors with the advice of the Company’s independent compensation consultant. The Committee designed the repricing, with the premium exercise price applicable during the Retention Period, to provide added incentive to retain and motivate the holders of the Eligible Options to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation. As of the date of approval of the repricing, nearly all of the stock options held by Company employees were “underwater,” with exercise prices well above the current market price of the Company’s common stock. The total number of shares underlying all Eligible Options is 7,037,470 shares. The $5.00 “threshold” for underwater options to be Eligible Options represents nearly a 5x multiple on the current market price of the Company’s common stock of approximately $1.02 per share. The Eligible Options have current exercise prices ranging from $5.36 to $31.93 per share, with an overwhelming portion (88%) of the Eligible Options having exercise prices ranging from $7.54 to $31.93 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: October 17, 2023	By:	/s/ Valerie Pierce
Valerie Pierce
Secretary, Senior Vice President, General Counsel and Chief Compliance Officer